Exhibit 10.37

Oral Agreement to Extend Independent Contactor Agreement

On Jan 7, 2009, Goldrich Mining Company and Richard R. Walters orally agreed to extend Independent Contactor Agreement dated June 30, 2003 for a period of one year, retroactively to January 1, 2009 and ending December 31, 2009.  The renewed agreement allows Mr. Walters to defer cash payment for fees and expenses until the Company’s financial condition improves, or alternatively, receive some or all of his fees in the form of the Company’s common stock.

The agreement was approved by resolution of the board of directors of Goldrich Mining Company dated Jan 7, 2009.

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